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                                                             Exhibit 5


                  [letterhead of Thompson Coburn]



                           April 1, 1996


Magna Group, Inc.
One Magna Place
1401 South Brentwood Boulevard
St. Louis, Missouri  63144-1401

       Re:   Registration Statement on Form S-8

Gentlemen:

       We refer you to the Registration Statement on Form S-8 to be filed by Magna Group, Inc. (the "Company"), on April 1, 1996 (the "Registration Statement") with the Securities and Exchange Commission
(the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 1,000,000 shares of the Company's common stock, $2.00 par value (the "Shares"), in connection with the Magna Group, Inc. 1996 Long Term Performance Plan
(the "Plan"). In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended and currently in effect, and Bylaws, the resolutions adopted by the Company's Board of Directors relating to the Plan, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assume the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

       Based solely on the foregoing, the undersigned is of the opinion that:

       1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware; and

       2. The Shares, when issued pursuant to the Plan, will be duly authorized, validly issued and fully paid and nonassessable.

       We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Thompson Coburn